EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement No. 333-30428 (Form SB-2) and related Prospectus of iEntertainment Network, Inc. (f/k/a Interactive
Magic, Inc.) for the registration of 9,681,692 shares of its common stock and to the use of (i) our report dated February 25, 2000, with respect to the consolidated financial statements of iEntertainment Network, Inc. as of December 31, 1999 and 1998 and for the years then ended and (ii) our report dated December 3, 1998, except for Note 10, as to which the date is February 12, 1999, with respect to the combined financial statements of Multiplayer Games Network, Inc., Tantalus, Inc. and MPG-Net, Inc. as of
October 31, 1998 and December 31, 1997 and for the ten months ended
October 31, 1998 and for the year ended December 31, 1997, included therein.


                                                           /s/ Ernst & Young LLP

Raleigh, North Carolina
March 13, 2000